                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Sypris Solutions, Inc. (the "Company") on Form 10-Q for the period ended March 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge and belief:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   April 30, 2003        By:              /s/ Jeffrey T. Gill
      ------------------          --------------------------------------------
                                                 Jeffrey T. Gill
                                       President & Chief Executive Officer

Date:   April 30, 2003        By:             /s/ David D. Johnson
      ------------------          --------------------------------------------
                                                David D. Johnson
                                    Vice President & Chief Financial Officer








A signed original of this written statement required by Section 906 has been provided to Sypris Solutions, Inc. and will be retained by Sypris Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.